Exhibit 99.1

For more information contact
Media:
Leticia Lowe
Phone 713.207.7702
Investors:
Carla Kneipp
Phone 713.207.6500

For Immediate Release	Page 1 of 6

CENTERPOINT ENERGY REPORTS THIRD QUARTER 2012 EARNINGS

Houston, TX – November 7, 2012 – CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $10 million, or $0.02 per diluted share, for the third quarter of 2012. The results for the third quarter of 2012 include two unusual items: (i) a $252 million non-cash goodwill impairment charge associated with its competitive natural gas sales and services business, which has no tax effect and (ii) a $136 million non-cash, pre-tax gain associated with the acquisition of the additional 50 percent interest in the Waskom gathering and processing joint venture. Excluding these amounts, the third quarter net income would have been $174 million, or $0.40 per diluted share.

Net income for the third quarter 2011 was $973 million, or $2.27 per diluted share. These results also included an unusual item: net income of $811 million, or $1.89 per diluted share, associated with the final resolution of the true-up appeal. Excluding this unusual item, net income for the third quarter of 2011 would have been $162 million, or $0.38 per diluted share.

Operating income for the third quarter of 2012 was $88 million. Excluding unusual items, operating income for the third quarter of 2012 would have been $340 million compared to $357 million for the same period last year.

“While this quarter’s financial results were impacted by two unusual items, our overall business performance was solid and in line with our expectations,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our regulated electric and gas distribution utilities achieved strong results and our midstream and energy services businesses performed well given the current market environment of low natural gas prices and minimal geographic price differentials.”

For the nine months ended September 30, 2012, net income was $283 million, or $0.66 per diluted share, compared to $1,240 million, or $2.89 per diluted share, for the same period of 2011. Excluding the effects of the unusual items noted above, net income would have been $447 million, or $1.04 per diluted share, for the nine months ended September 30, 2012, compared to $429 million, or $1.00 per diluted share, for the same period of 2011.

Operating income for the nine months ended September 30, 2012 was $728 million. Excluding unusual items, operating income for the nine months ended September 30, 2012 would have been $980 million compared to $1,024 million for the same period last year.

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For Immediate Release	Page 2 of 6

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $242 million for the third quarter of 2012, consisting of $205 million from the regulated electric transmission & distribution utility operations (TDU) and $37 million related to securitization bonds. Operating income for the third quarter of 2011 was $244 million, consisting of $213 million from the TDU and $31 million related to securitization bonds. Operating income for the TDU benefited from growth of over 40,000 metered customers since September 2011, higher transmission-related revenue, ongoing recognition of deferred equity returns associated primarily with the company’s true-up proceeds, and higher miscellaneous revenue. These increases were more than offset by a revenue decrease caused by a return to more normal weather when compared to the weather experienced in 2011 as well as impacts from new rates implemented in September 2011.

Operating income for the nine months ended September 30, 2012, was $540 million, consisting of $428 million from the TDU and $112 million related to securitization bonds. Operating income for the same period of 2011 was $530 million, consisting of $434 million from the TDU and $96 million related to securitization bonds.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $5 million for the third quarter of 2012 compared to a loss of $2 million for the same period of 2011. Operating income improved primarily as a result of customer growth, reduced expenses, and rate changes. This was partially offset by an increase in depreciation due to assets being placed in service.

Operating income for the nine months ended September 30, 2012, was $135 million compared to $153 million for the same period of 2011.

Interstate Pipelines

The interstate pipelines segment reported operating income of $48 million for the third quarter of 2012 compared to $60 million for the same period of 2011. The decline was primarily due to reductions in seasonal and market sensitive transportation services and ancillary services, as well as a reduction in compressor efficiency on our Carthage to Perryville pipeline due to lower volumes.

In addition to operating income, this segment recorded equity income of $8 million for the third quarter of 2012 from its 50 percent interest in the Southeast Supply Header (SESH) compared to $6 million for the same period of 2011. This improvement was primarily due to the restructuring and extension of a long-term agreement with an anchor shipper at the end of 2011.

Operating income for the nine months ended September 30, 2012, was $160 million compared to $196 million for the same period of 2011. In addition to operating income, this segment recorded equity income of $20 million for the nine months ended September 30, 2012, from its 50 percent interest in SESH compared to $15 million for the same period of 2011.

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For Immediate Release	Page 3 of 6

Field Services

The field services segment reported operating income of $55 million for the third quarter of 2012 compared to $61 million for the same period of 2011. Operating income benefited from growth in the core business and additional income from two acquisitions completed in the second and third quarters, which were offset by lower commodity prices from the sale of retained natural gas, the timing of revenues from contracts with throughput commitments, and higher depreciation expense due to assets being placed in service.

As of August 1, 2012, Waskom’s earnings are now included in Field Services’ operating income as the company acquired the remaining 50 percent ownership on July 31, 2012. In the third quarter of 2011, this segment reported equity earnings of $2 million from its 50 percent interest in its Waskom gathering and processing joint venture. Equity income from Waskom for the month of July 2012 was less than $1 million.

Operating income for the nine months ended September 30, 2012, was $153 million compared to $136 million for the same period of 2011. Equity income from Waskom was $5 million for the nine months ended September 30, 2012 as compared to $7 million for the nine months ended September 30, 2011.

Competitive Natural Gas Sales and Services

The competitive natural gas sales and services segment reported an operating loss of $7 million for the third quarter of 2012, excluding the $252 million goodwill impairment charge, compared to an operating loss of $10 million for the same period of 2011. The third quarter of 2012 included losses of $9 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins compared to gains of $5 million for the same period of 2011. In the third quarter of 2011 there was also a $6 million write-down of natural gas inventory to the lower of average cost or market. Business results improved approximately $11 million primarily due to the termination of uneconomic transportation contracts and an increase in retail sales customers and volumes.

The operating loss for the nine months ended September 30, 2012, was $10 million, excluding the $252 million goodwill impairment charge, compared to operating income of $3 million for the same period of 2011. The results for the nine months ended September 30, 2012, included charges of $14 million compared to gains of $8 million for the same period of 2011 resulting from mark-to-market accounting. The nine months ended September 30, 2012, also included a $4 million write-down of natural gas inventory to the lower of average cost or market compared to a $6 million write-down in the same period of 2011.

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For Immediate Release	Page 4 of 6

Goodwill Impairment

As part of the company’s annual goodwill impairment test, a $252 million goodwill impairment charge associated with the competitive natural gas sales and services segment was recorded in the third quarter of 2012. Adverse wholesale market conditions facing this segment, specifically the prospects for continued low geographic and seasonal price differentials, led to a reduction in the estimate of the fair value of goodwill associated with this business unit. No other business unit required a goodwill impairment charge.

Dividend Declaration

On October 24, 2012, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2025 per share of common stock payable on December 10, 2012, to shareholders of record as of the close of business on November 16, 2012.

Outlook for 2012

Excluding the effects of the gain associated with the acquisition of the additional 50 percent interest in Waskom and the goodwill impairment charge, CenterPoint Energy reaffirms its 2012 earnings guidance of $1.13 to $1.23 per diluted share. This guidance takes into consideration performance to date and various economic and operational assumptions related to the business segments in which the company operates. Significant variables that may impact results include commodity prices, throughput volume, weather, regulatory proceedings, effective tax rates and financing activities. In providing this guidance, the company does not include the impact of any changes in accounting standards, significant future acquisitions or divestitures, the change in the value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market and inventory accounting in the company’s competitive natural gas sales and services business.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended September 30, 2012. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Wednesday, November 7, 2012, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website, under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

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For Immediate Release	Page 5 of 6

CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of reported Net Income and diluted EPS to the basis used in providing 2012 annual earnings guidance

	Quarter Ended September 30, 2012		Nine Months Ended September 30, 2012
	Net Income	EPS	Net Income	EPS
	(in millions)		(in millions)

As reported	$10	$0.02	$283	$0.66

Step Acquisition Gain, after-tax (1)	(88)	(0.21)	(88)	(0.21)

Goodwill Impairment Charge (2)	252	0.59	252	0.59

Excluding Unusual Items (1), (2)	$174	$0.40	$447	$1.04

Timing effects impacting CES(3):
Mark-to-market (gains) losses – natural gas derivative contracts	6	0.01	9	0.02

Natural gas inventory write-downs	—	—	3	0.01

ZENS-related mark-to-market (gains) losses:

Marketable securities(4)	(51)	(0.12)	(89)	(0.21)

Indexed debt securities	34	0.08	49	0.12

Per basis used in providing 2012 annual earnings guidance	$163	$0.37	$419	$0.98

(1)	After-tax step acquisition gain associated with the acquisition of the additional 50% interest in the Waskom gas gathering and processing joint venture
(2)	Goodwill impairment charge associated with the competitive natural gas sales and services segment
(3)	Competitive natural gas sales and services segment
(4)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total more than $22 billion. With over 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the company’s website at CenterPointEnergy.com.

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For Immediate Release	Page 6 of 6

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2012 and future financial performance and results of operations, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform and tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, the competitive effects of excess pipeline capacity in the regions we serve, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on CenterPoint Energy’s interstate pipelines; (8) the timing and extent of changes in the supply of natural gas, particularly supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines, including the impact of natural gas and natural gas liquids prices on the level of drilling and production activities in the regions served by CenterPoint Energy; (9) competition in CenterPoint Energy’s mid-continent region footprint for access to natural gas supplies and markets; (10) weather variations and other natural phenomena; (11) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (12) the impact of unplanned facility outages; (13) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (14) changes in interest rates or rates of inflation; (15) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (16) actions by credit rating agencies; (17) effectiveness of CenterPoint Energy’s risk management activities; (18) inability of various counterparties to meet their obligations; (19) non-payment for services due to financial distress of CenterPoint Energy’s customers; (20) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.) and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (22) the outcome of litigation brought by or against CenterPoint Energy or its subsidiaries; (23) CenterPoint Energy’s ability to control costs; (24) the investment performance of pension and postretirement benefit plans; (25) potential business strategies, including restructurings, acquisitions or dispositions of assets or businesses; (26) acquisition and merger activities involving CenterPoint Energy or its competitors; and (27) other factors discussed under “Risk Factors” in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as in CenterPoint Energy’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Revenues:
Electric Transmission & Distribution	$707	$748	$1,802	$1,955
Natural Gas Distribution	384	355	2,048	1,575
Competitive Natural Gas Sales and Services	584	389	1,876	1,222
Interstate Pipelines	135	122	424	374
Field Services	117	141	305	350
Other Operations	3	3	9	9
Eliminations	(49)	(53)	(159)	(171)

Total	1,881	1,705	6,305	5,314

Expenses:
Natural gas	735	520	2,989	1,898
Operation and maintenance	448	458	1,333	1,364
Depreciation and amortization	253	301	677	800
Taxes other than income taxes	88	86	282	272
Goodwill impairment	—	252	—	252

Total	1,524	1,617	5,281	4,586

Operating Income	357	88	1,024	728

Other Income (Expense):
Gain (loss) on marketable securities	(80)	77	(30)	136
Gain (loss) on indexed debt securities	88	(52)	65	(76)
Interest and other finance charges	(114)	(104)	(341)	(318)
Interest on transition and system restoration bonds	(31)	(37)	(96)	(112)
Equity in earnings of unconsolidated affiliates	8	8	22	25
Return on true-up balance	352	—	352	—
Step acquisition gain	—	136	—	136
Other – net	10	12	19	28

Total	233	40	(9)	(181)

Income Before Income Taxes and Extraordinary Item	590	128	1,015	547

Income Tax Expense	204	118	362	264

Income Before Extraordinary Item	386	10	653	283

Extraordinary Item, net of tax	587	—	587	—

Net Income	$973	$10	$1,240	$283

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Basic Earnings Per Common Share:
Income Before Extraordinary Item	$0.90	$0.02	$1.53	$0.66
Extraordinary item, net of tax	1.38	—	1.38	—

Net Income	$2.28	$0.02	$2.91	$0.66

Diluted Earnings Per Common Share:
Income Before Extraordinary Item	$0.90	$0.02	$1.52	$0.66
Extraordinary item, net of tax	1.37	—	1.37	—

Net Income	$2.27	$0.02	$2.89	$0.66

Dividends Declared per Common Share	$0.1975	$0.2025	$0.5925	$0.6075

Weighted Average Common Shares Outstanding (000):
- Basic	425,885	427,406	425,517	427,086
- Diluted	428,842	429,983	428,452	429,655

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$213	$205	$434	$428
Transition and System Restoration Bond Companies	31	37	96	112

Total Electric Transmission & Distribution	244	242	530	540
Natural Gas Distribution	(2)	5	153	135
Competitive Natural Gas Sales and Services	(10)	(259)	3	(262)
Interstate Pipelines	60	48	196	160
Field Services	61	55	136	153
Other Operations	4	(3)	6	2

Total	$357	$88	$1,024	$728

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Three Months Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$565	$563	—	$1,454	$1,492	3%
Transition and system restoration bond companies	142	185	30%	348	463	33%

Total	707	748	6%	1,802	1,955	8%

Expenses:
Operation and maintenance	228	228	—	655	680	(4%)
Depreciation and amortization	70	76	(9%)	207	224	(8%)
Taxes other than income taxes	54	54	—	158	160	(1%)
Transition and system restoration bond companies	111	148	(33%)	252	351	(39%)

Total	463	506	(9%)	1,272	1,415	(11%)

Operating Income	$244	$242	(1%)	$530	$540	2%

Operating Income:
Electric transmission and distribution operations	$213	$205	(4%)	$434	$428	(1%)
Transition and system restoration bond companies	31	37	19%	96	112	17%

Total Segment Operating Income	$244	$242	(1%)	$530	$540	2%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	10,681,975	9,524,144	(11%)	23,337,859	21,966,632	(6%)
Total	24,956,915	23,752,736	(5%)	62,802,372	61,284,447	(2%)

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	121%	101%	(20%)	123%	111%	(12%)
Heating degree days	—	—	—	106%	54%	(52%)

Number of metered customers – end of period:
Residential	1,898,789	1,934,078	2%	1,898,789	1,934,078	2%
Total	2,149,594	2,189,796	2%	2,149,594	2,189,796	2%

	Natural Gas Distribution
	Three Months Ended September 30,		% Diff	Nine Months Ended September 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$384	$355	(8%)	$2,048	$1,575	(23%)

Expenses:
Natural gas	167	134	20%	1,203	763	37%
Operation and maintenance	156	151	3%	481	470	2%
Depreciation and amortization	41	43	(5%)	124	129	(4%)
Taxes other than income taxes	22	22	—	87	78	10%

Total	386	350	9%	1,895	1,440	24%

Operating Income (Loss)	$(2)	$5	350%	$153	$135	(12%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	12	12	—	122	90	(26%)
Commercial and Industrial	48	49	2%	187	175	(6%)

Total Throughput	60	61	2%	309	265	(14%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	115%	100%	(15%)	107%	70%	(37%)

Number of customers – end of period:
Residential	2,990,934	3,022,320	1%	2,990,934	3,022,320	1%
Commercial and Industrial	241,838	242,001	—	241,838	242,001	—

Total	3,232,772	3,264,321	1%	3,232,772	3,264,321	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Competitive Natural Gas Sales and Services
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$584	$389	(33%)	$1,876	$1,222	(35%)

Expenses:
Natural gas	582	382	34%	1,838	1,193	35%
Operation and maintenance	10	12	(20%)	31	34	(10%)
Depreciation and amortization	1	2	(100%)	3	4	(33%)
Taxes other than income taxes	1	—	—	1	1	—
Goodwill impairment	—	252	—	—	252	—

Total	594	648	(9%)	1,873	1,484	21%

Operating Income (Loss)	(10)	(259)	(2,490%)	3	(262)	(8,833%)

Goodwill impairment	—	252	—	—	252	—

Operating Income (Loss), excluding goodwill impairment	$(10)	$(7)	30%	$3	$(10)	(433%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	126	129	2%	407	417	2%

Number of customers – end of period	12,650	14,816	17%	12,650	14,816	17%

	Interstate Pipelines
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$135	$122	(10%)	$424	$374	(12%)

Expenses:
Natural gas	15	15	—	54	36	33%
Operation and maintenance	39	37	5%	109	111	(2%)
Depreciation and amortization	13	15	(15%)	40	43	(8%)
Taxes other than income taxes	8	7	13%	25	24	4%

Total	75	74	1%	228	214	6%

Operating Income	$60	$48	(20%)	$196	$160	(18%)

Equity in earnings of unconsolidated affiliates	$6	$8	33%	$15	$20	33%

Pipelines Operating Data:
Throughput data in BCF
Transportation	356	306	(14%)	1,208	1,030	(15%)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Field Services
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$117	$141	21%	$305	$350	15%

Expenses:
Natural gas	19	42	(121%)	52	75	(44%)
Operation and maintenance	25	29	(16%)	83	82	1%
Depreciation and amortization	9	13	(44%)	28	35	(25%)
Taxes other than income taxes	3	2	33%	6	5	17%

Total	56	86	(54%)	169	197	(17%)

Operating Income	$61	$55	(10%)	$136	$153	13%

Equity in earnings of unconsolidated affiliates	$2	$—	—	$7	$5	(29%)

Field Services Operating Data:
Throughput data in BCF
Gathering	206	221	7%	586	691	18%

	Other Operations
	Three Months Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2011	2012	Fav/(Unfav)	2011	2012	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—	$9	$9	—
Expenses	(1)	6	(700%)	3	7	(133%)

Operating Income (Loss)	$4	$(3)	(175%)	$6	$2	(67%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012
Capital Expenditures by Segment
Electric Transmission & Distribution	$135	$147	$365	$417
Natural Gas Distribution	89	94	215	250
Competitive Natural Gas Sales and Services	1	1	4	4
Interstate Pipelines	25	36	64	81
Field Services	64	10	163	35
Other Operations	11	8	28	21

Total	$325	$296	$839	$808

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2012	2011	2012
Interest Expense Detail
Amortization of Deferred Financing Cost	$10	$7	$23	$20
Capitalization of Interest Cost	(2)	(2)	(5)	(6)
Transition and System Restoration Bond Interest Expense	31	37	96	112
Other Interest Expense	106	99	323	304

Total Interest Expense	$145	$141	$437	$430

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31, 2011	September 30, 2012

ASSETS
Current Assets:
Cash and cash equivalents	$220	$722
Other current assets	2,117	2,030

Total current assets	2,337	2,752

Property, Plant and Equipment, net	12,402	13,337

Other Assets:
Goodwill	1,696	1,468
Regulatory assets	4,619	4,319
Other non-current assets	649	601

Total other assets	6,964	6,388

Total Assets	$21,703	$22,477

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$62	$53
Current portion of transition and system restoration bonds long-term debt	307	451
Current portion of indexed debt	131	136
Current portion of other long-term debt	46	815
Other current liabilities	2,047	1,909

Total current liabilities	2,593	3,364

Other Liabilities:
Accumulated deferred income taxes, net	3,832	4,070
Regulatory liabilities	1,039	1,095
Other non-current liabilities	1,376	1,276

Total other liabilities	6,247	6,441

Long-term Debt:
Transition and system restoration bonds	2,215	3,459
Other	6,426	4,956

Total long-term debt	8,641	8,415

Shareholders’ Equity	4,222	4,257

Total Liabilities and Shareholders’ Equity	$21,703	$22,477

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2011	2012
Cash Flows from Operating Activities:
Net income	$1,240	$283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	699	823
Deferred income taxes	404	237
Extraordinary item, net of tax	(587)	—
Return on true-up balance	(352)	—
Goodwill impairment	—	252
Step acquisition gain	—	(136)
Write-down of natural gas inventory	7	4
Changes in net regulatory assets	22	71
Changes in other assets and liabilities	1	(165)
Other, net	15	10

Net Cash Provided by Operating Activities	1,449	1,379

Net Cash Used in Investing Activities	(848)	(1,209)

Net Cash Provided by (Used in) Financing Activities	(697)	332

Net Increase (Decrease) in Cash and Cash Equivalents	(96)	502

Cash and Cash Equivalents at Beginning of Period	199	220

Cash and Cash Equivalents at End of Period	$103	$722

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.